CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-288175 on Form S-6 of our report dated July 8, 2025, relating to the financial statement of FT 12378, comprising Innovative Financial and Technology Portfolio, Series 16, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 8, 2025